EXHIBIT 99.1

MJ Holdings, Inc. Announces Initial Real Estate Acquisition in Denver, Colorado

Company acquires 22,000 square foot building zoned for marijuana grow operations; currently interviewing prospective tenants.

Miami, FL - MJ holdings, Inc. (OTCQB: MJNE) a Florida-based public company, today announced its initial acquisition of a 22,000 sq. ft. industrial building set on 1.4 acres of land, located at 5353 Joliet in Denver, CO. The building is equipped with solar paneling and is zoned for marijuana grow operations. The Company is currently in discussions with several tenants and has already received multiple letters of intent for the property.

“As one of the few publicly-traded real estate companies focused on the burgeoning regulated marijuana industry, we see a tremendous opportunity to address an underserved and growing area of the commercial real estate market,” said Shawn Chemtov, co-CEO of MJ Holdings, Inc. “As evidenced by the strong interest in this property, not only do we expect to quickly lease this property, we also hope to acquire and lease additional buildings to satisfy the demand of growers who submitted letters of intent.”

"The building MJ Holdings has acquired is class A industrial and the highest quality building of its size currently on the market. There will always be a demand for these types of buildings with net absorption continually reducing inventory", stated Joel Meranski, a Denver based realtor with Colliers International Realty, a unit of FirstService Corporation, who represented MJ holdings in purchasing the real estate.

MJ Holdings has already taken steps to upgrade the power capacity of the building to attract a large scale grow tenant. The building has 24 foot ceilings that can easily accommodate a stacked growing arrangement or a mezzanine, which can essentially double the buildings grow-able square footage to approximately 40,000 sq. ft.

MJ Holdings, Inc. provides real estate solutions and real estate backed financial products, including hard money loans and sale and lease back transactions to licensed operators. The Company is actively seeking licensed operators who require the right financial partner to help them expand their businesses by financing their real estate needs.

In addition to Colorado, MJ Holdings is exploring commercial real estate opportunities in multiple states, including its home state of Florida, which recently legalized medical marijuana. Florida also has another broader medical marijuana initiative on the November ballot which, subject to passage, would amend the Sunshine States' constitution.

About MJ Holdings

MJ Holdings, Inc., a publicly traded company (MJNE), acquires and leases real estate to licensed marijuana operators, including, but not limited to, providing complete turnkey growing space and related facilities to licensed marijuana growers and dispensary owners. Additionally, MJ Holdings plans to explore ancillary opportunities in the regulated marijuana industry. For more information please visit us at www.mjholdingsinc.com.

The Company does not and will not, until such time as Federal law allows, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern MJ Holdings' operations, economic performance, financial condition, financial services and product offerings and are based largely on MJ Holding's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MJ Holdings to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in MJ Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in MJ Holdings' subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and MJ Holdings assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

KCSA Strategic Communications

Jeffrey Goldberger / Philip Carlson

+1 212.896.1249 / +1 212.896.1233

jgoldberger@kcsa.com / pcarlson@kcsa.com